Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADDED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with this Amendment No. 1 to Annual Report of Tattooed Chef, Inc. (the “Company”) on Form 10-K/A for the period ended December 31, 2021, as filed with the Securities and Exchange Commission (the “Report”), I, Stephanie Dieckmann, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
2.To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.
Date: November 16, 2022

By:	/s/ Stephanie Dieckmann
Name:	Stephanie Dieckmann
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)
This certification shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.